EXHIBIT 4.5
                                                                     -----------


THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED FOR VALUE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR LAWS COVERING SUCH SECURITY OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THIS SECURITY
(CONCURRED IN BY COUNSEL FOR THE COMPANY) STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, PLEDGE OR DISTRIBUTION IS EXEMPT FROM THE REGISTRATION AND
PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND ALL APPLICABLE STATE SECURITIES LAWS.


                                 FORM OF WARRANT
                                       FOR
                             SHARES OF COMMON STOCK
                                       OF
                                 PROUROCARE INC.

     For value received, ____________________, or its successors or assigns ("Holder"), is entitled to subscribe for and purchase from ProUroCare Inc., a Minnesota corporation (the "Company"), up to _______ fully paid and nonassessable shares of the Company's common stock, $.01 par value per share (the "Common Stock"), or such greater or lesser number of such shares as may be determined by application of the anti-dilution provisions of this warrant, at the price of $7.00 per share, subject to adjustments as noted below (the "Warrant Exercise Price").

     This warrant may be exercised by Holder at any time or from time to time on or prior to the fifth anniversary of the date hereof.

     This warrant is subject to the following provisions, terms and conditions:

     1. The rights represented by this warrant may be exercised by the Holder, in whole or in part, by written notice of exercise delivered to the Company at least three days prior to the intended date of exercise and by the surrender of this warrant (properly endorsed if required) at the principal office of the Company and, except in connection with a Cashless Exercise (as defined below), upon payment to it by cash, certified check or bank draft of the purchase price for such shares. The shares so purchased shall be deemed to be issued as of the close of business on the date on which this warrant has been exercised by its surrender and, except in connection with a Cashless Exercise, payment to the Company of the Warrant Exercise Price. Certificates for the shares of stock so purchased, bearing the restrictive legend set forth in Section 5 of this warrant, shall be delivered to the Holder within 15 days after the rights represented by this warrant shall have been so exercised, and, unless this warrant has expired, a new warrant representing the number of shares, if any, with respect to which this warrant has not been exercised shall also be delivered to the Holder within such time. No fractional shares shall be issued upon the exercise of this warrant.

     At the option of the Holder, payment of the Warrant Exercise Price may be made through a net exercise without payment of the Warrant Exercise Price in cash by the Holder providing notice to the Company of the Holder's election to receive a number of shares of Common Stock in a cashless exercise (a "Cashless Exercise"). Upon receipt of a notice of Cashless Exercise, the Company shall deliver to the Holder (without cash payment by the Holder of any Warrant Exercise Price) that number of shares of Common Stock that is equal to the quotient obtained by dividing (x) the value of the portion of the warrant being exercised on the date that the warrant shall have been surrendered (determined by subtracting the aggregate Warrant Exercise Price for the number of shares of Common Stock as to which the warrant is being exercised from the aggregate Fair Market Value (as hereinafter defined) of such number of shares of Common Stock), by (y) the Fair Market Value of one share of Common Stock. A notice of Cashless Exercise shall state the number of shares of Common Stock as to which the warrant is being exercised. "Fair Market Value" for purposes of this Section shall mean the average of the Common Stock closing prices reported by the principal exchange on which the Common Stock is traded, or the last sale prices as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") National Market or SmallCap Market, as the case may be, for the ten
(10) business days immediately preceding the date that the warrant shall have been surrendered or, in the event no public market shall exist for the Common Stock at the time of such cashless exercise, Fair Market Value shall mean the fair market value of the Common Stock as the same shall be determined in the good faith discretion of the Company's Board of Directors, after full consideration of all factors then deemed relevant by such Board of Directors in establishing such value, including by way of illustration and not limitation, the per share purchase price of the most recent sale of shares of Common Stock by the Company after the date hereof, as evidenced by the vote of a majority of the directors then in office. Following a Cashless Exercise, the warrant shall be canceled in all respects with regard to (a) the number of shares of Common Stock issued in accordance with the cashless exercise plus (b) the number of shares of Common Stock used as consideration for the Cashless Exercise.

     2. The Company covenants and agrees that all shares that may be issued upon the exercise of the rights represented by this warrant shall, upon issuance, be duly authorized and issued, fully paid and nonassessable shares. The Company further covenants and agrees that during the period within which the rights represented by this warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this warrant.

     3. The Warrant Exercise Price shall be subject to adjustment from time to time as hereinafter provided in this section 3.

     (a) If the Company at any time divides the outstanding shares of its Common Stock into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise), and conversely, if the outstanding shares of its Common Stock are combined into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such division or combination shall be proportionately adjusted to reflect the reduction or increase in the value of each such Common Stock.

     (b) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of the Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Holder shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this warrant and in lieu of the shares of the Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, other securities or assets as would have been issued or delivered to the Holder if it had exercised this warrant and had received such shares of Common Stock prior to such reorganization, reclassification, consolidation, merger or sale.

     (c) In the event that the purchase price for any sale of Common Stock in the Company's offering of Common Stock pursuant to the Confidential Private Placement Memorandum dated December 2, 2002, as the same may have been or may be amended from time to time (the "Offering"), is less than $9.50 per share (the "Offering Price"), then the Warrant Exercise Price in effect immediately prior to such


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


sale shall be reduced by a percentage of the Warrant Exercise Price equal to the percentage reduction in the Offering Price; provided, however, that in no event shall the Warrant Exercise Price be reduced pursuant to this Section 3(c) to an amount less than $5.00 per share. For example, if the Company were to sell shares of Common Stock in the Offering at a purchase price equal to $8.55 (a 10% reduction in the Offering Price), then the Warrant Exercise Price would be reduced by $.70 (10% of the Warrant Exercise Price in effect immediately prior to such sale, assuming no previous adjustment to the Warrant Exercise Price); or if the Company were to sell shares of Common Stock in the Offering at a purchase price equal to $6.65 (a 30% reduction in the Offering Price), then the Warrant Exercise Price would be reduced to $5.00 (a 30% reduction in the Warrant Exercise Price in effect immediately prior to such sale would result in a $2.10 decrease in the Warrant Exercise Price, but pursuant to this Section 3(c), the Warrant Exercise Price may not be reduced to an amount less than $5.00 per share).

     (d) Upon each adjustment of the Warrant Exercise Price, the Holder shall thereafter be entitled to purchase, at the Warrant Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Exercise Price resulting from such adjustment as computed without regard to the $5.00 limitation as per Section 3(c).

     (e) Upon any adjustment of the Warrant Exercise Price, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered Holder of this warrant at the address of such Holder as shown on the books of the Company, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     4. This warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

     5. Application of Restrictions of Transfer.

     (a) No transfer of this warrant may be completed unless and until (i) the Company has received an opinion of counsel for the Company that such securities may be sold pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) a registration statement relating to this warrant has been filed by the Company and declared effective by the Commission. Subject to the foregoing, this warrant and all rights hereunder are transferable, in whole or in part, at the principal office of the Company by the Holder in person or by duly authorized attorney, upon surrender of this warrant properly endorsed to any person or entity who represents in writing that he/she/it is acquiring the warrant for investment and without any view to the sale or other distribution thereof. Each Holder of this warrant, by taking or holding the same, consents and agrees that the bearer of this warrant, when endorsed, may be treated by the Company and all other persons dealing with this warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this warrant or perform the obligations required hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes.

     (b) In no event shall the Holder(s) sell any shares of Common Stock that are issued upon the exercise of the rights represented by this warrant within 180 days following the effective date of an initial public offering of the Common Stock of the Company.


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


     (c) Each certificate for shares issued upon the exercise of the rights represented by this warrant shall bear a legend as follows unless, in the opinion of counsel to the Company, such legend is not required in order to ensure compliance with the Securities Act:

      "THESE SHARES HAVE BEEN PURCHASED FOR INVESTMENT WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND APPLICABLE STATE SECURITIES LAWS, AND THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT THE PROPOSED TRANSACTION WITH BE EXEMPT FROM REGISTRATION. IN ADDITION, IN NO EVENT MAY THE SECURITIES REPRESENTED BY THIS CERTIFICATE BE PUBLICLY SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED FOR VALUE WITHIN 180 DAYS FOLLOWING THE EFFECTIVE DATE OF THE INITIAL PUBLIC OFFERING OF COMMON STOCK BY THE COMPANY."

     6. Neither this warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     IN WITNESS WHEREOF, the Company has caused this warrant to be signed and delivered by its duly authorized officer.


Dated:  ______________, 2003.                PROUROCARE INC.:

                                             By:
                                               ---------------------------------
                                             Name:
                                                 -------------------------------
                                             Title:
                                                  ------------------------------


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


                 HOLDERS OF WARRANTS PURSUANT TO LOAN GUARANTEES


                                                   COMMON SHARES
                                                    SUBJECT TO
WARRANT HOLDER NAME                                  WARRANTS
------------------------------------------------- ---------------

Henry Cousineau III                                   339,282

Stanford Baratz Revocable Trust u/a/d 9/7/94          135,720

David Kunin                                           101,790

David Koenig                                           67,860

Anita Kunin                                            33,936

Leon Steinberg                                         50,895

Michael & Margaret Provenzano                          67,860

Tim Olson                                              33,930

Steve Burke                                           186,609
------------------------------------------------- ---------------

Total                                               1,017,882


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